Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL AND (II) NOT MATERIAL. OPERATION SERVICES AGREEMENT

This Operation Services Agreement (this “Agreement”) is made and entered into as of October 15, 2019 (the “Effective Date”), by and among (a) Septuagint Solutions LLC, a Delaware limited liability company (the “Company”), (b) Kirie Eleison Corp, a New York corporation (“KE”), (c) the individual identified as the Manager on the signature page hereto (the “Manager”), and (d) DePalma Dispatch Inc., a Delaware corporation, and DePalma Acquisition II LLC, a Delaware limited liability company (collectively, “DePalma”). The Company, KE, the Manager and DePalma are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Certain defined terms that are used but not otherwise defined herein have the meanings given to such terms in Section 28.

WHEREAS, on February 19, 2019, DePalma and KE formed and became members of the Company, which shall operate the Taxicab Services (as defined below) for the Owned Medallions (as defined below);

WHEREAS, in order to ensure an orderly provision of the Taxicab Services, the Parties have agreed to enter into this Agreement, pursuant to which DePalma, KE and the Manager will each provide, or cause its or their Affiliates (as defined below) to provide, the Company with certain services, subject to the terms and conditions set forth herein; and

WHEREAS, the Parties previously entered into that certain Operation Services Agreement dated as of February 19, 2019 (the “Prior Agreement”) which never became effective by its terms and which has been terminated and this Agreement is intended to supersede the Prior Agreement in all respects.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Term. This Agreement shall be in effect for an initial term commencing on the Effective Date and ending on the date that is thirty-six (36) months after the Effective Date (such initial term, the “Initial Term”), and at the expiration of the Initial Term, this Agreement shall automatically continue for one or more twelve (12) month renewal periods (each, a “Renewal Term”); provided, that each of DePalma and KE may provide prior written notice to each other Party of its intention not to renew this Agreement at least ninety (90) days prior to the end of the Initial Term or then-current Renewal Term, as the case may be. The period commencing on the Effective Date and ending on the Effective Date of Termination (as defined below) shall be referred to as the “Term”.

2. Exclusivity. Throughout the Term, DePalma, KE and the Manager shall, in good faith, agree to work exclusively with each other on the provision of the Taxicab Services and other ancillary services related to the taxicab industry including advertising, insurance and technology products and services. For the avoidance of doubt, this shall include all activities directly relating to the operation of Medallions. Additionally,

a)

So long as DePalma owns Medallions, directly or indirectly through subsidiaries, DePalma agrees that all Medallions owned by DePalma or its Affiliates shall be subject to this Agreement and operated by the Company (the “DePalma Owned Medallions”).

b)

So long as KE, the Manager, and/or any of its or their Affiliates (including for this Section 2(b), any family members of the Manager or family members of any direct or indirect owner of KE) has a direct or indirect ownership in Medallions (collectively, the “KE Medallion Owners”), KE and the Manager agree that all such Medallions (collectively the “KE Owned Medallions” and together with the DePalma Owned Medallions, the “Owned Medallions”) shall be subject to this Agreement and operated by the Company.

c)

KE shall cause [***] to assign and transfer its existing Medallion Lease Contracts to the Company (the “Leased Medallions”). Further, each Medallion Lease Contract assigned and transferred to Company shall be on terms reasonably acceptable to the Parties. Neither KE, [***], the Manager or any of its or their Affiliates (including for this Section 2(c). any family members of the Manager or any family members of any direct or indirect owner of KE or [***]) shall enter into a Medallion Lease Contract other than one that is entered into with the Company.

d)

Notwithstanding this Section 2, the Parties hereby further agree, that if at any time after the Ramp-Up Period (as defined below), (a) the Company is unable to accept additional Owned Medallions or (b) Monthly Cash Net Income (as defined below) per Owned Medallion is less than $[***] (the “Profitability Test”) for a period of six (6) consecutive months, then DePalma shall have the right, but not the obligation to place a portion of the DePalma Owned Medallions (the “Removed Medallions”) with another provider of Taxicab Services, under a short- or long-term agreement, in order to ensure the Company’s compliance with any Profitability Test; provided that the Removed Medallions shall be selected by DePalma in equal proportion to the type of Medallions (including any WAV, hybrid or other Medallions) that then comprise DePalma Owned Medallions; provided, further, that DePalma shall have the right to purchase, if not already owned by DePalma or one of its Affiliates, at fair market value, any vehicle on which a Removed Medallion is then affixed.

3. Company Services. The Company hereby covenants and agrees to provide the following services:

a)

The Company hereby agrees to provide Taxicab Services for the Owned Medallions. The Company shall provide Taxicab Services for the Owned Medallions consistent with the current and historical practice of [***] and its taxi-related Affiliates. Further, the Company hereby agrees to provide the Taxicab Services to the DePalma Owned Medallions and KE Owned Medallions without prejudice and on terms no more favorable to one Party over the other, including with respect to, but not limited to, the leasing of Medallions, the rate for which Medallions are leased and the maintenance, inspection, and repair of taxicabs represented by each Party’s Owned Medallions.

b)

The Company shall enter into a standard medallion lease contract for each of the Owned Medallions substantially in the form attached hereto as Exhibit A, which lease has been approved the Company, DePalma and KE (the ‘Medallion Lease”). The terms and conditions of the Medallion Lease may be modified by the Board of the Company in its sole discretion.

4. DePalma Services. DePalma hereby covenants and agrees to provide assistance and oversight to the Company and the Manager with regards to the following: Preparation of the Company’s business plan, strategic goals, operating model and medallion roll-out plan;

a)	Production of the Company’s financial statements, budgets, and capital expenditure plans;

b)	Preparation of presentations and other materials for the Board, including analyses to support Board decisions;

c)	Development and optimization of the Company’s management and organizational structure, including, but not limited to, the Succession Plan (as defined below);

d)	Designing, developing and implementing financial and operational systems, reporting and methods for tracking key performance metrics;

e)	Evaluation of strategic opportunities, acquisitions, capital markets activities and/or opportunities to otherwise expand the product and service offerings of the Parties;

f)	Preparation of presentations and other materials for potential buyers and/or investors in the Company;

g)	Provide analysis and consultation to the Manager on opportunities to acquire, refinance and/or restructure existing indebtedness; and

h)	Production of analysis and support for other projects, as reasonably requested by the Company’s management team.

The Parties acknowledge that DePalma may determine that it is desirable or advisable to utilize the services of consultants, advisors, professionals or other independent contractors that are not Affiliates of DePalma to assist in the furnishing of the services or to provide services that are supportive thereof or complementary thereto. Upon the request of DePalma, the Company shall engage or retain of any such consultants, advisors, professionals or other independent contractors to provide such assistance or services.

5. KE Services. KE hereby covenants and agrees to provide the following services to the Company:

a)

Subject to the transition of the day-to-day management responsibilities of the Manager, with such transition to be defined in the Succession Plan, so long as this Agreement remains in effect, and until such time as the Company ceases to provide Taxicab Services to the Owned Medallions, the Manager shall serve as an officer of the Company pursuant to the terms of the LLC Agreement and shall maintain day-to-day decision-making authority for the Company unless removed pursuant to the terms of this Agreement, the LLC Agreement or his Employment Agreement (as defined herein).

b)

KE affect a seamless transition (the “Employee Transition”), to the Company of those existing [***] employees that the Parties mutually determine to be necessary to operate the Company in a manner consistent with the provisioning of the Taxicab Services. Prior to the Employee Transition, the Parties shall (i) define the roles and responsibilities required to operate the Company, (ii) assess and designate the relevant [***] employee, or as the case may be, a new-hire employee, for each role and (iii) agree on the compensation and benefits packages for each such potential Company employee. For the avoidance of doubt, it shall be understood between the Parties that any employee of the Company shall be an exclusive employee of the Company and shall not provide any services to any other business, affiliate or otherwise, without the written consent of the Parties.

c)

KE shall take all reasonable efforts to affect transfer to the Company all furniture, fixtures and equipment (“FF&E”), inventory and any other personal property currently owned by [***], reasonably required to operate the Company in a manner consistent with [***]’s existing taxicab operations. For the avoidance of doubt, this shall include: (i) shop equipment, such as vehicle lifts, paint booth and equipment, and mechanic’s tools, (ii) vehicle spare parts and hack-up parts inventory and (iii) office FF&E, such as desks, chairs, computers office supplies and kitchen appliances, but shall not include any personal property of the Manager.

6. [Intentionally Omitted]

7. Real Estate.

a)

KE shall cause [***], as the owner of the premises currently occupied by KE’s existing taxicab business at 21-03 44th Avenue, Long Island City, New York (the “Property”), to lease the premises of the Property to the Company for the purposes of providing the Taxicab Services pursuant to a new lease agreement to be entered into on the Effective Date; provided that the terms and conditions of the lease shall (i) (a) be mutually agreeable to the Parties and (b) in any event, be equal to or more favorable to the Company than the terms and conditions currently existing under [***]’s lease for the Property, (ii) be equivalent to the fair market value, which, if the Parties cannot agree within a reasonable time period, will be determined by an independent commercial real estate broker with relevant market knowledge and experience, as selected by the Parties, (iii) have a term that is coterminous with the Term of this Agreement, including mirroring all extensions and renewals of this Agreement pursuant to Sections 1 and 13 hereof, and (iv) terminate only upon any non-renewal or termination of this Agreement pursuant to Sections 1 and 13 hereof.

b)

In the event that [***] seeks to sell the Property, then the sale shall be conditioned upon any purchaser of the premises agreeing to execute a typical non-disturbance agreement, sufficient to affirm the terms and conditions of the lease with the Company.

8. Employment Agreement. The Manager shall execute an amended and restated employment agreement with the Company (the “Employment Agreement”). The Employment Agreement shall provide that during the term of employment the Manger shall receive a salary of not less than $[***] per annum.

9. Succession Plan. The Parties hereby agree to work together to develop a formal succession plan (the “Succession Plan”) no later than twelve (12) months after the Effective Date. The Succession Plan shall, amongst other items:

a)

Establish the optimal organizational and management structure for the long-term success of the Company, including providing a list of key roles and/or positions that exist within the Company, at the time of the drafting of the Succession Plan, and those roles and/or positions which the Parties believe should be added in order to expand the capabilities and/or product and service offerings of the Company;

b)	Describe the responsibilities for each member of the management team, as well as other key roles and/or positions within the Company;

c)

Outline a strategy and timeline for optimizing the responsibilities of each member of the management team and the other key roles and/or positions within the Company, in order to create a management team and organizational structure that shall be perceived by potential buyers/investors of the Company as reflective of an institutionally credible company; and

d)

Define a plan for transitioning the day-to-day management responsibilities of the Manager to one or more successors, including a designation of such successor(s), who may or may not be an pre-existing employee of KE or the Company, upon the Manager’s death, incapacitation, a change in their capacity or position on the Company’s management team and/or a sale of the Company to a third party.

10. Implementation Plan. The Parties hereby agree to draft a formal plan for the implementation of any replacement and/or additional financial and operational systems (“Systems”) (the “Implementation Plan”), as the case may be, with the implementation of all such replacement and/or additional Systems to be completed no later than twelve (12) months after the Effective Date. DePalma shall agree to provide, as reasonably necessary, human capital resources, to oversee, assist and/or augment the Manager, and as the case may be other members of the Company’s management team, in the evaluation and implementation of all such existing, replacement and/or additional Systems.

11. Reports. The Parties hereby agree to work together to design, develop and implement financial and operational reporting (the “Reports”) consistent with that of an institutionally credible company, with the implementation of all such Reports to occur no later than six (6) months after the Effective Date. Further, DePalma shall agree to provide, as reasonably necessary, human capital resources, to oversee, assist and/or augment the Manager, and as the case may be, other members of the Company’s management team, in the design, development and implementation of the Reports, including by selecting third party advisors for the Company to engage in connection therewith.

12. Strategic Assessment. Each of DePalma, the Manager and KE hereby agree to share all opportunities constituting a reasonable extension of the Taxicab Services with the other Parties. For the avoidance of doubt, DePalma shall provide KE the ability to participate in any opportunity to buy or lease Medallions and/or to acquire loans collateralized by Medallions and KE shall provide DePalma the ability to participate in any opportunity to buy or lease Medallions and/or to acquire loans collateralized by Medallions. Each of DePalma and KE also hereby agree to evaluate and to share with the other Parties all opportunities to provide “ancillary” products and services to the taxicab industry, which shall include advertising, insurance and technology products and services. Further, each of DePalma and KE shall agree to work in close cooperation to develop and implement technology, products and services for the Company and the broader taxicab industry, which shall include the promotion of topical issues related to the taxicab industry and the testing of different related concepts and technology.

13. Termination; Removal of Manager.

a)	This Agreement may be terminated by either DePalma or KE, upon prior written notice to the other Parties, at any time as a result of a Deadlock;

b)

After the Ramp-Up Period, (i) this Agreement may be terminated and/or the Manager may be removed and replaced with a new Manager by DePalma, if KE fails to meet or exceed the Medallion Threshold at any point measured after the Effective Date, and (ii) this Agreement may be terminated by KE, if DePalma fails to meet or exceed the Medallion Threshold at any point measured after the Effective Date;

c)

This Agreement may be terminated and/or the Manager may be removed and replaced with a new Manager by DePalma, upon one (1) day prior written notice to the other Parties, at any time following: (i) the death or Disability (defined below) of the Manager, (ii) (A) indictment or conviction of, or plea of guilty or no contest of/by, the Manager or a director, manager, officer, employee, or agent or other person acting at the direction of the Manager or KE for any felony or any charge related to the Company business, theft, fraud or misappropriation of assets; (B) any material (x) sanction, (y) penalty, or (z) enforcement action or equivalent by a regulatory authority against the Manager or a director, manager, officer, employee, or agent or other person acting at the direction of the Manager or KE; (C) dishonesty, fraud, self-dealing, conflict of interest, bribery, embezzlement, misappropriation of assets, gross negligence or willful misconduct by the Manager or a director, manager, officer, employee, or agent or other person acting at the direction of the Manager or KE; (D) if the Manager is, for a period exceeding sixty (60) consecutive calendar days or ninety (90) calendars days in any rolling twelve (12) month period, not actively engaged in and responsible for the day-to-day management of the Company and devoting substantially all of his business time and attention to the affairs of the Company, for any reason other than his death or Disability, (E) KE’s or the Manager’s breach of this Agreement that is not cured within thirty (30) days after written notice of such breach from the Company, or (F) the termination of the Employment Agreement, or (iii) the receipt or acquisition by a third party, directly or indirectly, of all of KE’s Interests, whether by enforcement of remedies, liquidation, foreclosure, sale, assignment, lease, conveyance, transfer or other disposition (whether in one or a series of transactions);

d)

This Agreement may be terminated by KE, upon one (1) day prior written notice to the other Parties, at any time following: (i) (A) the indictment or conviction of, or plea of guilty or no contest of/by a director, manager, officer, employee, or agent or other person acting at the direction of DePalma for any felony or any charge related to the Company business, theft, fraud or misappropriation of assets; (B) any material (x) sanction, (y) penalty, or (z) enforcement action or equivalent by a regulatory authority (including self-regulatory organizations) against a director, manager, officer, employee, or agent or other person acting at the direction of DePalma; or (C) dishonesty, fraud, self-dealing, conflict of interest, bribery, embezzlement, misappropriation of assets, gross negligence or willful misconduct (as determined by any civil or criminal court or governmental body of competent jurisdiction or by an admission) by a director, manager, officer, employee, or agent or other person acting at the direction of DePalma, or (D) DePalma’s breach of this Agreement that is not cured within thirty (30) days after written notice of such breach from KE, or (ii) the sale by DePalma of all of DePalma’s Interests to a third party; and

e)	By mutual written agreement among the Parties at any time.

14. Effect of Termination: Transition Period.

a)

If this Agreement is terminated pursuant to, and in accordance with, Section 13(a) above, then each of the Parties will consent to a transition period (the “Transition Period”) of not less than twelve (12) months. If this Agreement is terminated pursuant to, and in accordance with, Section 13(b) above, then each of the Parties will consent to a Transition Period of thirty (30) days. If this Agreement is terminated for Cause, then each of the Parties will consent to a Transition Period of five (5) business days. The effective date of any termination shall include the last day of any Transition Period, if applicable (such date, the “Effective Date of Termination”). Notwithstanding the foregoing, the Transition Period may be terminated by DePalma in the same manner and to the same extent that DePalma can terminate this Agreement pursuant to Section 13(c).

b)

During any Transition Period, each Party agrees to work in good faith to effectuate the reasonable wind down of the Company, which shall include (i) the continued provision of the Taxicab Services in a manner consistent with that which was provided to the Parties prior to the termination of this Agreement, (ii) the continued provision of all financial and operational reporting and data, (iii) the orderly separation of the DePalma Owned Medallions and the KE Owned Medallions, such that each Party shall retain ownership at all time of their respective Medallions, and (iv) the monetization and/or liquidation of any property constituting Company-owned property, including all assets and liabilities; provided that any FF&E contributed by KE pursuant to Section 5(c) hereof shall be returned to KE.

c)

Notwithstanding anything to the contrary herein, the Company’s treatment of Cash Distributions shall remain in effect throughout the Transition Period and after Effective Date of Termination and thereafter, shall survive indefinitely until all Cash Distributions have been made. After the Effective Date of Termination, any lease held by the Company on the Property may be transferred to KE for KE’s use and benefit.

15. Survival. The provisions of Sections 13, 14 and 27 shall survive any termination of this Agreement.

16. Non-Competition. After the Effective Date, so long as this Agreement remains in effect, and until such time as the Company ceases to provide Taxicab Services to the Owned Medallions, each Party and its Affiliates, including, but not limited to the Manager, shall be prohibited from, directly or indirectly, owning or operating any business that derives its principal source of revenue from providing all or any component of the Taxicab Services. For the avoidance of doubt, this provision shall not prohibit Affiliates of KE from owning and operating [***], so long as [***] operates solely as an insurance brokerage firm and in a manner consistent with its current and historical practices.

17. Independent Contractor. The Parties agree that each of DePalma and KE shall perform any services hereunder as an independent contractor, and each of DePalma, KE and the Company shall retain control over and responsibility for their own operations and personnel. Except as specifically set forth herein, neither DePalma, KE nor any of its members or employees shall be considered employees or agents of the Company or any of their respective subsidiaries as a result of this Agreement nor shall any of them have authority under this Agreement to contract in the name of or bind the Company or any of their respective subsidiaries, except as expressly agreed to in writing by the Company or any of their respective subsidiaries, respectively.

18. Notices. All notices hereunder shall be in writing and shall be delivered personally, or by a nationally recognized overnight courier, or mailed, postage prepaid, or sent by electronic mail (“e-mail”), to the addresses or e-mail addresses set forth in Exhibit B.

19. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the Parties.

20. Assignment. No party may assign any obligations hereunder to any other party without the prior written consent of the other Party; provided, that DePalma may, without consent of any other Party, assign its rights and obligations under this Agreement to any of its Affiliates.

21. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

22. Entire Agreement. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever with respect to such subject matter, except as expressly set forth herein.

23. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective unless in writing and executed by each of the Parties. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any other occasion. No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

24. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

25. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof (any of the foregoing, a “Proceeding”), (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any Proceeding other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Proceeding to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 18 hereof is reasonably calculated to give actual notice.

26. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 26 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 26 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

27. Confidentiality. Each of the Parties hereby agrees not to disclose any information regarding this Agreement, the contents hereof (or any documents relating thereto) or its existence (“Information”) to any Person other than (i) those officers, directors, agents, employees and Affiliates involved in the transactions contemplated by this Agreement, (ii) those who will provide professional, legal or financial advice in connection with the transactions contemplated by this Agreement, (iii) those who are otherwise prohibited from disclosing the Information pursuant to a binding confidentiality agreement, in which case the disclosing party agrees to obtain the consent of each other Party to maintain the confidentiality of the Information, (iv) as required to comply with the request or demand of any regulatory authority (including any self-regulatory organization)

claiming to have jurisdiction over such person or any of its Affiliates, (v) in connection with a litigation arising out of the transactions contemplated in this Agreement, or (vi) to the extent required by law (other than with respect to a disclosure required by clause (iv) above); provided that with respect to any disclosures in clause (v) or (vi) of this Section 27, if such Information is required to be disclosed by applicable law, regulation, legal or judicial process then the disclosing party shall, to the extent not prohibited by law or regulation, notify each other Party prior to the disclosure so the other Parties may obtain a protective order.

28. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, or (ii) if such Person or other Person contemplated by clause (i) is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to either Person or an Affiliate thereof.

“Board” shall have the meaning ascribed to such term in the LLC Agreement.

“Cash Distributions” shall have the meaning ascribed to such term in the LLC Agreement.

“Cause” shall be defined as termination of this Agreement either (i) by DePalma pursuant to, and in accordance with, Section 13(c) above or (ii) by KE pursuant to, and in accordance with, Section 13(d) above.

“Deadlock” shall mean the failure, after three (3) successive meetings of the Board or the Members (as defined in the LLC Agreement) (with respect to a Major Decision (as defined in the LLC Agreement)), of the Board or Members, as the case may be, to reach a decision by the required vote regarding any matter submitted for approval by the Board at such meetings or submitted to the Members with respect to a Major Decision. During the continuation of a Deadlock, the Company shall continue to operate in a manner consistent with its prior practices and its organizational documents until such time as such Deadlock is resolved.

“Disability” shall mean the inability of the Manager, as determined in good faith by the Board (excluding the Manager’s vote, if the Manager is then a member of the Board), to substantially perform the essential functions of the Manager’s regular duties and responsibilities, with or without reasonable accommodation, due to a physical or mental illness or other impairment which has lasted (or can reasonably be expected to last) for a period of at least three (3) consecutive months.

“Excess Cash” shall mean cash balances in excess of the Minimum Cash Balance.

“Interests” shall mean the “Membership Interests” as defined in the LLC Agreement.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 15, 2019, by and among the Company and the other parties thereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Medallion” means the numbered plate originally issued by the TLC as physical evidence that a particular taxicab has been licensed to operate as a taxicab in New York City, operate one or more Medallions owned by another party (i.e. lessor), in exchange for payment.

“Medallion Lease Contract” means any contract, document on agreement between two or more parties which provides one party (i.e. lessee) with the right to operate one or more Medallions owned by another party (i.e. lessor), in exchange for payment.

“Medallion Threshold” shall be defined as each of DePalma’s and KE Medallion Owners’ continued contribution of no less than 50 Medallions.

“Minimum Cash Balance” shall have the meaning ascribed to such term in the LLC Agreement.

“Monthly Cash Net Income” means the actual monthly Cash Distributions of Excess Cash.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Profitability” shall be measured by the Company’s ability to operate the Owned Medallions more profitably than that which DePalma could receive on each Medallion by leasing said Medallions to another management company.

“Ramp-Up Period” shall have the meaning ascribed to such term in the LLC Agreement.

“Reserves” means capital reserves established as part of the production of the Company’s annual budget, or more frequently, as needed in order to effectuate the strategic goals of the Parties, which shall take into account scheduled and/or expected capital expenditures and reserves to fund strategic opportunities.

“Taxicab Services” means the customary day-to-day services required to maintain, staff and operate working taxicabs in New York City which services at a minimum shall be consistent with the then-prevailing standard practices for the taxicab industry in New York City. For the avoidance of doubt, Taxicab Services shall not include any activities related to the ownership or servicing of loans collateralized by Medallions.

“TLC” means the New York City Taxi and Limousine Commission.

“Transferred KE Medallions” means those certain Medallions that were sold by DePalma to KE or its Affiliates under that Bill of Sale dated February 19, 2019.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

SEPTUAGINT SOLUTIONS LLC

By:	[***]
Name: [***]
Title: President

Signature Page to Operation Service Agreement

DEPALMA DISPATCH INC.:

By:	/s/ Andrew Milgram
Name: Andrew Milgram
Title: Authorized Signatory

Signature Page to Operation Service Agreement

DEPALMA ACQUISITION II LLC:

By:	/s/ Andrew Milgram
Name: Andrew Milgram
Title: Authorized Signatory

Signature Page to Operation Service Agreement

KIRIE ELEISON CORP

By:	/s/ [***]
Name: [***]
Title: President

Signature Page to Operation Service Agreement

MANAGER:

[***]

By:	/s/ [***]

Signature Page to Operation Service Agreement

Exhibit A

Form of Medallion Lease

[See Attached]

MEDALLION OWNER LEASE AGREEMENT

THIS MEDALLION OWNER LEASE AGREEMENT (this “Agreement”), made as of [_________] (the “Effective Date”), by and between [_________], a Delaware limited liability company, having an address at 80 Field Point Road, Suite 101, Greenwich, Connecticut 06830 (“Lessor”) and SEPTUAGINT SOLUTIONS LLC, a Delaware limited liability company, having an address at 21-03 44th Avenue, Suite 201, Long Island City, New York 11101 (“Lessee” or “Septuagint”).

WHEREAS, Lessor is the sole owner of New York City Taxi Medallion(s) [_________] (the “Medallions”);

WHEREAS, Lessee is an authorized medallion agent licensed by the New York City Taxi & Limousine Commission (“TLC”);

WHEREAS, Lessor desires to lease the Medallions to Lessee, and Lessee desires to lease the Medallions from Lessor, subject to and in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee (each, a “Party”; collectively, the “Parties”) agree as follows:

1.	Lease.

a.

Use. Lessor hereby grants to Lessee, during the Lease Term (defined below) and in accordance with the conditions hereinafter specified, the exclusive right to operate or sublease the Medallions and such taxicab vehicles owned by Lessor that are used in connection with the operation of the Medallions (the “Vehicles”). Lessor hereby authorizes Lessee to sublease the Medallions and arrange for taxicab drivers to operate the Vehicles. Lessor acknowledges that Lessee may alternate and change taxicab drivers, as Lessee deems necessary. Lessee shall not obtain any ownership interest, or any other right not expressly provided for herein, in the Vehicles or Medallions. Unless otherwise agreed in writing, Lessor shall retain ownership of each Vehicle and each Medallion.

b.

Term. The Lease Term shall commence on the Effective Date and end on [_________] (the “Termination Date”). The Termination Date shall automatically be extended for two (2) consecutive one-year (1-year) periods (each a “Renewal Period”) unless otherwise terminated in accordance with this Agreement.

c.

Termination. Sixty (60) days before the Termination Date, or any successive Renewal Period, either Lessor or Lessee shall provide written notice of their intention to terminate this Agreement on the Termination Date. If no notice is sent by either party, this Agreement shall automatically renew for a Renewal Period. At the termination of this Agreement, including Renewal Periods, Lessee shall return the Medallions and rate card(s) to Lessor. The original meter(s) and roof light(s), if any, provided by Lessor shall also be returned to Lessor, if still in use. Lessor shall reimburse Lessee for reasonable expenses prepaid by Lessee.

2.	Rent.

a.

Monthly Rent. During the Lease Term, Lessee shall pay to Lessor the monthly rent of $[_________] per Medallion (“Monthly Rent”) for each month in which such Medallion is in operation as a taxicab. Unless otherwise agreed in writing, Monthly Rent shall not be increased or decreased due to changes in market conditions, including, but not limited to, changes in the New York City taxicab fare.

b.

Partial Months. The Vehicle/Medallion shall be considered in operation the day after the TLC hack up. For the calendar month in which the TLC hack up occurs, Lessee shall pay to Lessor a pro rata amount of the Monthly Rent for such month based on the amount of days the Vehicle/Medallion was in operation. If a Vehicle/Medallion is not in operation for a period of seven (7) or more consecutive days in any given calendar month, Lessee shall pay to Lessor a pro rata amount of the Monthly Rent for such month based on the amount of days such Vehicle/Medallion was not in operation.

c.	Payment. Lessee shall pay to Lessor the Monthly Rent into such bank account(s) designated by Lessor no later than the 15th day following the end of each calendar month.

3.	Expenses. Lessee shall pay the following expenses related to operation of the Vehicles/Medallions:

•	Liability insurance, as stated in Paragraph 8;

•	Workers compensation insurance (for drivers only), as stated in Paragraph 8;

•	TLC medallion renewals and inspections;

•	New York City Commercial Motor Vehicle Tax stamps (up to a limit of $1,000 per year);

•	Vehicle registrations;

•	Taxi Improvement Fund surcharges;

•	NYS MTA taxes and surcharges;

•	NYS congestion pricing surcharges;

•	TLC summonses (“Summonses”); and

•	NYC Parking Violations Bureau tickets (“Tickets”).

a.	Other Lessor expenses not expressly listed directly above shall remain the liability of Lessor.

b.

Lessee shall have full authority and power of attorney to adjudicate all Summonses and Tickets, except that Lessee must obtain prior written approval from Lessor to adjudicate or settle any Summonses or Tickets that may have an adverse effect on Lessor.

c.	If requested, Lessor agrees to provide reasonable aid to Lessee in adjudicating and settling Summonses and Tickets.

4.	Vehicles.

a.

Lessor authorizes Lessee to execute any and all customary documents required for the purchase, financing or operation of the Vehicles to be used in connection with the operation of the Medallions. Lessee must obtain prior written approval from Lessor in connection with the purchase or financing of any Vehicle.

b.

Lessee shall report to Lessor within three (3) business days of Lessee’s knowledge of any accident: (a) involving (i) serious bodily injury; (ii) a pedestrian; (iii) a motorcyclist; or (iv) a bicyclist, or (b) pursuant to which Lessee estimates damages could reasonably exceed $20,000.

c.	Lessor acknowledges that:

•	at all times the Vehicles must be registered and titled in Lessor’s name;

•	if the Vehicles are financed by a financial institution (the “Vehicle Loans”):

•	the certificates of title for the Vehicles will carry a lien from such lender;

•	the Vehicles may be pledged as collateral for the Vehicle Loans; and

•	in the event of a default, such lender may repossess the Vehicles pledged as collateral for the Vehicle Loans.

5.	Independent Contractors. Lessor and Lessee acknowledge that taxicab drivers are independent contractors and are not employees of either Lessor or Lessee.

6.	Advertising. Reserved.

7.

Limited Power of Attorney. Lessor shall provide Lessee with a Limited Power of Attorney in order to enable Lessee to administer the contractual obligations set forth herein. Such Limited Power of Attorney shall be in the form attached hereto as Exhibit A, provided, however, that it is understood and agreed that the Limited Power of Attorney shall not limit in any way Lessee’s obligation to consult with Lessor and, if necessary, obtain prior written approval from Lessor to take any action that may have an adverse effect on Lessor, or any other action for which Lessor’s approval is required under the terms of this Agreement.

8.	Lessor’s Obligations.

a.

Taximeter. For each Medallion, Lessor shall provide the use of a workable taximeter or, if Lessor is unable to provide a workable taximeter, Lessor shall provide a disposition letter detailing what happened to the prior meter, if applicable.

b.

Payment of Debt. Lessor shall timely pay all mortgages, promissory notes and other obligations for which Lessor has given a security interest in the Medallions and/or Vehicles, and promptly satisfy all judgments enforceable against the Medallions or Vehicles. Foreclosure or seizure of the Medallions and/or Vehicles by a secured party or judgment creditor shall constitute a breach of this Agreement.

c.

Further Assurance. During the Lease Term, upon request of Lessee, Lessor shall duly execute and deliver or cause to be duly executed and delivered, to Lessee such further documents, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of Lessee to carry out more effectively the provisions and purposes of this Agreement. Failure to respond to Lessee’s requests within a reasonable time period may result in the Vehicle/Medallion being considered “off the road” for purposes of calculating Monthly Rent.

9.	Lessee’s Obligations.

a.

Insurance. Lessee shall obtain and provide liability insurance in connection with the Vehicles/Medallions for the duration of this Agreement. The limits of such policy shall be in the amount of $100,000 for any individual occurrence and $300,000 in the aggregate and $10,000 for property damage. Lessee’s obligation to obtain and provide liability insurance shall be limited to $10,000 per year with any excess to be paid by Lessor. Lessee shall also obtain and provide worker’s compensation insurance for taxicab drivers, at no higher than standard board rates.

b.	Vehicle Operations. Lessee shall assume all purchase, maintenance and repair costs for the operation of the Vehicles, roof lights, and meters.

10.

Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served (a) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (b) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address below. The parties may change their respective address by giving the other parties written notice thereof in accordance with the terms of this Paragraph.

If to Lessor:

c/o DePalma Acquisition II LLC

80 Field Point Road, Suite 101

Greenwich, Connecticut 06830

Attn: [***]

and

c/o Field Point Servicing, LLC

80 Field Point Road, Suite 101

Greenwich, Connecticut 06830

Attn: [***]

If to Lessee:

Septuagint Solutions LLC

21-03 44th Avenue, Suite 201

Long Island City, New York 11101

11.

Legal Counsel. Each party has been afforded time to retain legal counsel to represent them in the negotiation and execution of this Agreement. The parties acknowledge that they are entering into this Agreement freely and voluntarily and that they clearly understand and consent to all the provisions herein.

12.	Amendment and Waiver. This Agreement may not be amended, and no provision hereof may be waived, except by a writing signed by each of the parties hereto.

13.

Applicable Law. This Agreement shall be governed by, and construed under, the laws of the State of New York, all rights and remedies being governed by said laws, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

14.	Headings. The descriptive headings of this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.

15.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any third party any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

16.

Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto agree to take such steps and execute, acknowledge and deliver such other conveyances, notices, assumptions, releases and acquaintances and such other instruments, and cooperate and take such further actions, as may be reasonably necessary or appropriate to make effective the transactions contemplated hereby.

17.

Integration. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

18.

Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

19.

Counterparts. This Agreement may be executed in any number of duplicated counterparts (including by facsimile and portable document format (PDF) signatures) each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have fully executed this Agreement as of the day and year first above written.

LESSOR:

[_________]

By:
Name:
Title:

LESSEE:

SEPTUAGINT SOLUTIONS LLC

By:
Name:
Title:

Exhibit B

Notices

To the Company:

Septuagint Solutions LLC

21-03 44th Ave.

Long Island City, NY 11101

To DePalma:

DePalma Acquisition II LLC

c/o Marblegate Asset Management LLC

80 Fieldpoint Road

Suite 101

Greenwich, CT 06830

Attention: General Counsel

To KE:

Kirie Eleison Corp

21-03 44th Ave.

Long Island City, NY 11101